Exhibit 10.8

March 13, 2007

KBL Healthcare Acquisition Corp. III

757 Third Avenue, 21st Floor

New York, New York 10017

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re:	Initial Public Offering

Gentlemen:

The undersigned stockholder of KBL Healthcare Acquisition Corp. III (“Company”), in consideration of Citigroup Global Markets Inc. (“Citigroup”) agreeing to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 13 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Citigroup that the business combination is fair to the Company’s stockholders from a financial perspective.

KBL Healthcare Acquisition Corp. III

Citigroup Global Markets Inc.

March 13, 2007

4. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that the undersigned shall also be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6. The undersigned will escrow all of his Insider Shares acquired prior to the IPO until six months after the consummation by the Company of a Business Combination subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

7. The undersigned’s biographical information furnished to the Company and Citigroup and attached hereto as Exhibit A is true and accurate in all respects. The undersigned’s Questionnaire furnished to the Company and Citigroup and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement.

KBL Healthcare Acquisition Corp. III

Citigroup Global Markets Inc.

March 13, 2007

9. The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s common stock owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

10. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. This paragraph may not be modified or amended under any circumstances.

11. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Citigroup and its legal representatives or agents (including any investigative search firm retained by Citigroup) any information they may have about the undersigned’s background and finances (“Information”). Neither Citigroup nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

12. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York or the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Citigroup and appoint a substitute agent acceptable to each of the Company and Citigroup within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

13. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall

KBL Healthcare Acquisition Corp. III

Citigroup Global Markets Inc.

March 13, 2007

mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (v) Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

14. The undersigned acknowledges and understands that the Company and Citigroup will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render Citigroup a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof. The undersigned represents and warrants to Citigroup that upon its execution and delivery, this letter agreement shall be a valid and binding agreement of, and shall be enforceable against, the undersigned and such person’s respective successors, personal representatives and assigns. This letter agreement shall terminate on the earlier of the consummation of an initial Business Combination and the liquidation of the Company; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

Dr. Roy Geronemus
Print Name of Insider

/s/ Dr. Roy Geronemus
Signature

Exhibit A

Roy G. Geronemus, M.D., has been the director of the Laser & Skin Surgery Center of New York since May 1993. Dr. Geronemus trained in dermatology at the New York University Medical Center, where he was the Chief Resident and subsequently underwent a fellowship training in Mohs Micrographic Surgery and Cutaneous Oncology. He is a Clinical Professor of Dermatology at the New York University Medical Center, where he has founded its laser program and served nine years as its Chief of Dermatologic and Laser Surgery. He is also the Director of the Skin/Laser Division in the Department of Plastic Surgery at the New York Eye & Ear Infirmary. He is a past president of the American Society for Laser Medicine and Surgery (ASLMS) and a past president of the American Society for Dermatologic Surgery. He received an A.B. from Harvard University.